Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 28, 2007, relating to the financial statements of iShares GSCI Commodity-Indexed Trust and iShares GSCI Commodity-Indexed Investing Pool LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

April 20, 2007